THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY, STATING THAT SUCH SALE, TRANSFER, OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

PROMISSORY NOTE

$250,000	March 30, 2007 Fremont, CA

For value received, WaferGen, Inc., a Delaware corporation (“Payor”) hereby promises to pay, at the Company’s principal office, to Alnoor Shivji or its assigns (“Holder”), the principal sum of $250,000, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 7% per annum, compounded annually, computed on the basis of actual number of calendar days elapsed and a year of 365 days. This Note is issued pursuant to the Note and Warrant Purchase Agreement by and between the Payor and the Holder, dated January 30, 2007, as amended (the “Purchase Agreement”). This Note is subject to the following terms and conditions:

1.     This Note will automatically mature and be due and payable on April 30, 2007 (the “Maturity Date”). Interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon an Event of Default, as this term is defined in Section 4.1 of the Purchase Agreement.

2.     The Holder of this Note is entitled to the benefits and subject to certain obligations under the Purchase Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby. The benefits and rights of the holder are subject to certain conditions and restrictions also set forth in the Purchase Agreement, which conditions and restrictions may be enforced against the holder thereof.

3.     All payments shall be made in lawful money of the United States of America and shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

4.     If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including reasonable attorneys’ fees and court costs, incurred in connection with such action.

5.     Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the holder except in connection with an assignment in whole to a successor corporation to the Company provided that such successor corporation acquires all or substantially all of the Company’s property and assets and the holder’s rights hereunder are not impaired. The Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers between affiliates, including affiliate funds, or transfers to a partner (or retired partner), member (or retired member) of the Holder, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms of the Purchase Agreement and this Note to the same extent as if they were Holders hereunder.

6.     Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with the Section 6 shall be binding upon the Company, the Holder and each transferee of the Note.

7.     This Note shall be construed in accordance with the laws of the state of California, without regard to the conflicts of law provisions of the state of California or of any other state.

WAFERGEN, INC., a Delaware Corporation By: /s/ Amjad Huda Its: CFO